Exhibit 99.1

AMSC Reports Fiscal Second Quarter 2013

Financial Results

Focused on Achieving Positive Net Cash Flows by the Fourth Quarter

Of Fiscal Year 2014

Devens, MA – November 7, 2013 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and power grid industry leaders, today reported financial results for its fiscal second quarter ended September 30, 2013.

Revenues for the second quarter of fiscal 2013 were $24.2 million, compared with $20.9 million for the same period of fiscal 2012. The year-over-year growth is due to higher revenues in both the Company’s Wind and Grid segments.

AMSC’s net loss for the second quarter of fiscal 2013 narrowed to $14.6 million, or $0.24 per share, compared with a net loss of $15.9 million, or $0.31 per share, for the same period of fiscal 2012.

The Company’s non-GAAP net loss for the second quarter of fiscal 2013 was $10.8 million, or $0.18 per share, compared with a non-GAAP net loss of $16.0 million, or $0.31 per share, for the second quarter of fiscal 2012. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents, and restricted cash at September 30, 2013 totaled $32.8 million, compared with $39.5 million as of June 30, 2013.

“We are pleased with the year-over-year revenue growth and improved operating performance that we delivered during the second fiscal quarter,” said Daniel P. McGahn, AMSC President and CEO. “We grew revenues by 16 percent year over year, improved gross margins nearly threefold and reduced our non-GAAP net loss by more than 30 percent. We continue to be focused on achieving our target of positive net cash flows on a quarterly basis by the end of fiscal year 2014.”

“Looking forward, we believe there are risks to achieving our full year revenue target, as a result of governmental factors impacting the renewable industries in Australia, China, and India. Wind projects in Australia are being impacted by political uncertainty from the recent election, causing delays for projects in our Grid segment. The recovery of the Chinese wind market is being slowed by the continued grid infrastructure challenges. In India, the regulatory framework intended to stimulate the wind industry was put in place six months after the beginning of the Indian fiscal year, which created uncertainty,” continued McGahn. “We see these challenges as short-term and we continue to believe that the long-term growth opportunities remain for both our wind and grid businesses in established and emerging markets.”

AMSC Reports Q2 Results	Page 2

Financing Arrangements

During the second fiscal quarter, AMSC filed a shelf registration statement and amended certain terms of its convertible note with the note holder. As a result of this amendment, AMSC is now permitted to increase the amount of senior debt from $10 million to $15 million. In order to enhance liquidity, the Company may, subject to market and other considerations, seek additional debt and/or equity financing arrangements. There can be no assurance that the Company will be able to consummate any such financings on acceptable terms, if at all.

Financial Guidance

For the third fiscal quarter ending December 31, 2013, AMSC expects that its revenues will exceed $18 million and that its net loss will be less than $17 million, or $0.28 per share. This forecast excludes any impact from mark-to-market adjustments related to the Company’s derivative liability and warrants. AMSC expects that its non-GAAP net loss for its third quarter of fiscal 2013 will be less than $12 million, or $0.19 per share. AMSC expects to have more than $25 million in cash, cash equivalents and restricted cash on December 31, 2013.

Conference Call Reminder

In conjunction with this announcement, AMSC management will host a conference call with investors beginning at 10:00 a.m. Eastern Time today to discuss the Company’s results and its business outlook. To listen to the live or archived conference call webcast please visit the “Investors” section of the Company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 647-438-1131 and using conference ID 2611527.

About AMSC (NASDAQ: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The Company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec, Gridtec, D-VAR, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this release about future expectations, plans, prospects, and additional financing arrangements for the Company, including without limitation our beliefs regarding our achievement of our target of positive net cash flows on a quarterly basis by the end of fiscal year 2014, our beliefs that there are risks to achieving our full year revenue target, our beliefs regarding the long-term growth opportunities for both our wind and grid businesses in established and emerging markets, our expectations regarding our future financial results and cash balance and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management’s current expectations and are inherently uncertain.

There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: We have experienced recurring operating losses and recurring negative cash flows from operations which raise substantial doubt about our ability to continue

AMSC Reports Q2 Results	Page 3

as a going concern. This substantial doubt has resulted in a qualified opinion from our auditors with an explanatory paragraph regarding our ability to continue as a going concern. We believe this opinion may have an adverse effect on our customer and supplier relationships; our success in addressing the wind energy market is dependent on the manufacturers that license our designs; we may not realize all of the sales expected from our backlog of orders and contracts; our business and operations would be adversely impacted in the event of a failure or security breach of our information technology infrastructure; our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; we rely upon third-party suppliers for the components and subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; many of our revenue opportunities are dependent upon subcontractors and other business collaborators; if we fail to implement our business strategy successfully, our financial performance could be harmed; problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; new regulations related to conflict-free minerals may force us to incur significant additional expenses; our contracts with the U. S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government; the continued funding of such contracts remains subject to annual congressional appropriation which, if not approved, could reduce our revenue and lower or eliminate our profit; we may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; many of our customers outside of the United States are, either directly or indirectly, related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; we have limited experience in marketing and selling our superconductor products and system-level solutions, and our failure to effectively market and sell our products and solutions could lower our revenue and cash flow; we have experienced recurring losses from operations and negative operating cash flow; these factors raise substantial doubt regarding our ability to continue as a going concern; we have a history of operating losses, and we may incur additional losses in the future; our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; we may require additional funding in the future and may be unable to raise capital when needed; our debt obligations include certain covenants and other events of default;. Should we not comply with the covenants or incur an event of default, we may be required to repay our debt obligations in cash, which could have an adverse effect on our liquidity; if we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; we may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; changes in exchange rates could adversely affect our results from operations; growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; we depend on sales to customers in China, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of China; changes in China’s political, social, regulatory and economic environment may affect our financial performance; our products face intense competition, which could limit our ability to acquire or retain customers; our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; adverse changes in domestic and global economic conditions could adversely affect our operating results; we may be unable to adequately prevent disclosure of trade secrets and other proprietary information; our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; the commercial uses of superconductor products are limited today, and a widespread commercial market for our products may not develop; there are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; we have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; we have filed a demand for arbitration and other lawsuits against our former largest customer, Sinovel, regarding amounts we contend are overdue. We cannot be certain as to the outcome of these proceedings; we have been named as a party to purported stockholder class actions and stockholder derivative complaints, and we may be named in additional litigation, all of which will require significant management time and attention, result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, operating results and financial condition; our 7% convertible note contains warrants and provisions that could limit our ability to repay the note in shares of common stock and should the note be repaid in stock, shareholders could experience significant dilution; our common stock has experienced, and may continue to experience, significant market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention;. These and the important factors discussed under the caption “Risk Factors” in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2013, and our other reports filed with the SEC,

AMSC Reports Q2 Results	Page 4

among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Six months ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenues
Wind	$14,691	$12,002	$29,392	$28,513
Grid	9,490	8,865	17,875	21,070

Total Revenues	24,181	20,867	47,267	49,583

Cost of revenues	22,611	20,384	40,598	37,310

Gross profit (loss)	1,570	483	6,669	12,273

Operating expenses:
Research and development	3,083	3,621	6,110	7,532
Selling, general and administrative	8,682	11,736	19,508	25,535
Restructuring and impairments	751	16	764	143
Amortization of acquisition related intangibles	82	80	164	161

Total operating expenses	12,598	15,453	26,546	33,371

Operating loss	(11,028)	(14,970)	(19,877)	(21,098)

Change in fair value of derivatives and warrants	886	3,285	1,355	897
Interest expense, net	(3,505)	(2,919)	(5,617)	(5,637)
Other expense, net	(635)	(1,266)	(566)	(1,143)

Loss before income tax expense	(14,282)	(15,870)	(24,705)	(26,981)

Income tax (benefit) expense	341	79	430	(757)

Net loss	$(14,623)	$(15,949)	$(25,135)	$(26,224)

Net loss per common share
Basic	$(0.24)	$(0.31)	$(0.42)	$(0.51)

Diluted	$(0.24)	$(0.31)	$(0.42)	$(0.51)

Weighted average number of common shares outstanding
Basic	61,116	51,907	59,712	51,551

Diluted	61,116	51,907	59,712	51,551

AMSC Reports Q2 Results	Page 5

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	March 31,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$25,867	$39,243
Accounts receivable, net	9,289	18,864
Inventory	24,474	33,473
Prepaid expenses and other current assets	19,337	22,469
Restricted cash	2,021	6,136

Total current assets	80,988	120,185

Property, plant and equipment, net	69,584	74,626
Intangibles, net	2,348	2,749
Restricted cash	4,901	4,820
Deferred tax assets	5,421	5,354
Other assets	9,283	9,020

Total assets	$172,525	$216,754

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$22,724	$30,138
Note payable, current portion, net of discount of $260 as of September 30, 2013 and $458 as of March 31, 2013	4,355	4,158
Convertible note, current portion, net of discount of $2,230 as of September 30, 2013 and $4,289 as of March 31, 2013	7,255	4,610
Derivative liability	2,807	4,162
Adverse purchase commitments	962	1,440
Deferred revenue, current portion	11,490	29,805
Deferred tax liabilities	5,452	5,444

Total current liabilities	55,045	79,757

Note payable, net of discount of $16 as of September 30, 2013 and $95 as of March 31, 2013	1,138	3,367
Convertible note net of discount of $0 as of September 30, 2013 and $600 as of March 31, 2013	926	5,881
Deferred revenue	1,374	1,340
Other liabilities	1,184	1,291

Total liabilities	59,667	91,636

Stockholders’ equity:
Common stock	640	603
Additional paid-in capital	936,086	923,847
Treasury stock	(370)	(313)
Accumulated other comprehensive income	1,768	1,112
Accumulated deficit	(825,266)	(800,131)

Total stockholders’ equity	112,858	125,118

Total liabilities and stockholders’ equity	$172,525	$216,754

AMSC Reports Q2 Results	Page 6

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six months ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(25,135)	$(26,224)
Adjustments to reconcile net income to net cash used in operations:
Depreciation and amortization	5,343	6,628
Stock-based compensation expense	4,287	4,039
Restructuring charges, net of payments	161	(49)
Provision for excess and obsolete inventory	192	421
Adverse purchase commitment recoveries, net	—	(8,309)
Loss on minority interest investments	499	1,490
Change in fair value of derivatives and warrants	(1,355)	(897)
Non-cash interest expense	4,765	4,443
Other non-cash items	892	350
Changes in operating asset and liability accounts:
Accounts receivable	10,704	2,856
Inventory	9,315	(971)
Prepaid expenses and other current assets	3,531	8,394
Accounts payable and accrued expenses	(9,105)	(14,900)
Deferred revenue	(18,873)	(2,236)

Net cash used in operating activities	(14,779)	(24,965)

Cash flows from investing activities:
Net cash provided by (used in) investing activities	3,443	(4,935)

Cash flows from financing activities:
Net cash (used in) provided by financing activities	(2,266)	33,037

Effect of exchange rate changes on cash and cash equivalents	226	(280)

Net (decrease) increase in cash and cash equivalents	(13,376)	2,857
Cash and cash equivalents at beginning of year	39,243	46,279

Cash and cash equivalents at end of period	$25,867	$49,136

AMSC Reports Q2 Results	Page 7

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three months ended September 30,		Six months ended September 30,
	2013	2012	2013	2012
Net loss	$(14,623)	$(15,949)	$(25,135)	$(26,224)
Adverse purchase commitment recoveries, net	—	(1,009)	—	(8,309)
Stock-based compensation	2,152	2,044	4,287	4,039
Amortization of acquisition-related intangibles	82	80	164	161
Restructuring and impairment charges	751	16	764	143
Sinovel litigation	(5)	304	(7)	424
Consumption of zero cost-basis inventory	(1,319)	(401)	(2,493)	(788)
Change of fair value of derivatives and warrants	(886)	(3,285)	(1,355)	(897)
Non-cash interest expense	3,093	2,161	4,765	4,443

Non-GAAP net loss	$(10,755)	$(16,039)	$(19,010)	$(27,008)

Non-GAAP loss per share	$(0.18)	$(0.31)	$(0.32)	$(0.52)

Weighted average shares outstanding	61,116	51,907	59,712	51,551

RECONCILIATION OF FORECAST GAAP NET LOSS TO NON-GAAP

NET LOSS

(In millions, except per share data)

Three months ending Dec. 31, 2013
Net loss	$(17.0)
Amortization of acquisition-related intangibles	0.1
Stock-based compensation	2.8
Non-cash interest expense	3.3
Consumption of zero-cost inventory	(1.2)

Non-GAAP net loss	$(12.0)

Non-GAAP net loss per share	$(0.19)

Shares outstanding	61.8

AMSC Reports Q2 Results	Page 8

Note: Non-GAAP net loss is defined by the company as net loss before adverse purchase commitments (recoveries) losses, net; stock-based compensation; amortization of acquisition-related intangibles; restructuring and impairment charges; Sinovel litigation costs; consumption of zero cost-basis inventory; non-cash interest expense; change in fair value of derivatives and warrants and other unusual charges; net of any tax effects related to these items. The company believes non-GAAP net loss assists management and investors in comparing the company’s performance across reporting periods on a consistent basis by excluding these non-cash or other non-recurring charges that it does not believe are indicative of its core operating performance. The company also regards non-GAAP net loss as a useful measure of operating performance and cash flow to complement operating loss, net loss and other GAAP financial performance measures. In addition, the company uses non-GAAP net loss as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net loss is set forth in the table above.

AMSC Contact:

Kerry Farrell

Phone: 978-842-3247

Email: kerry.farrell@amsc.com